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                                                                   Exhibit 10.29

                    PROPERTY MANAGEMENT AND LEASING AGREEMENT

                          JEFFERSON COMMONS APARTMENTS

                                 BY AND BETWEEN

                   EDUCATION REALTY OPERATING PARTNERSHIP, LP

                                       AND

                          JPI MANAGEMENT SERVICES, L.P.

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS..................................................      1

         Section 1.1  Definitions......................................      1
         Capital Budget................................................      1
         City..........................................................      1
         Fiscal Year...................................................      1
         Land..........................................................      1
         Legal Requirements............................................      1
         Marketing Plan................................................      1
         Monthly Gross Collections.....................................      1
         Operating Budget..............................................      2
         Operating Plan................................................      2
         Project.......................................................      2
         Project Account...............................................      2
         Rent Schedule.................................................      2
         Standard Lease Forms..........................................      2

ARTICLE 2 APPOINTMENT OF MANAGER.......................................      3

         Section 2.1  Appointment of Manager...........................      3

ARTICLE 3 TERM.........................................................      3

         Section 3.1  Term.............................................      3

ARTICLE 4 DUTIES OF MANAGER............................................      3

         Section 4.1  Manager's General Duties.........................      3
         Section 4.2  Preparation of Annual Operating Plan.............      3
         Section 4.3  Supplement to Operating Plan.....................      4
         Section 4.4  Leasing of Project...............................      4
         Section 4.5  Acceptance of Personal Property..................      4
         Section 4.6  Employment of Personnel..........................      4
         Section 4.7  Service Contracts................................      5
         Section 4.8  Maintenance and Repair of Property...............      5
         Section 4.9  Collection of Monies.............................      6
         Section 4.10 Enforcement of Collections.......................      6
         Section 4.11 Manager Disbursements............................      6
         Section 4.12 Records..........................................      6
         Section 4.13 Reporting........................................      7
         Section 4.14 Resident Complaints/Requests.....................      7
         Section 4.15 Returns Required by Law..........................      7
         Section 4.16 Compliance with Legal Requirements...............      7
         Section 4.17 Services to Tenants..............................      7
         Section 4.18 Claims...........................................      7
         Section 4.19 Rules and Regulations............................      8
         Section 4.20 Legal Counsel....................................      8
         Section 4.21 Notices to Owner.................................      8

ARTICLE 5 RELATIONSHIP OF MANAGER TO OWNER.............................      8
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         Section 5.1  Monthly Management Fee...........................      8
         Section 5.2  Reimbursable Expenses............................      8
         Section 5.3  Payments.........................................      8
         Section 5.4  Major Repairs or Remodeling......................      9
         Section 5.5  On-Site Computer Systems.........................      9
         Section 5.6  Manager's Affiliates and Subsidiaries............      9
         Section 5.7  Use and Operation of the Project.................      9
         Section 5.8  Separation of Owner's Monies.....................      9
         Section 5.9  Manager's Insurance..............................     10
         Section 5.10 Expense of Owner.................................     10
         Section 5.11 Employee Discounts and Bonuses...................     10

ARTICLE 6 OWNER'S OBLIGATIONS..........................................     10

         Section 6.1  Owner's Obligation to Fund.......................     10
         Section 6.2  Owner's Insurance................................     10
         Section 6.3  Waiver of Subrogation............................     10

ARTICLE 7 INDEMNIFICATION..............................................     11

         Section 7.1  Indemnification..................................     11
         Section 7.2  Indemnification by Manager.......................     11
         Section 7.3  Notice of Claims.................................     11

ARTICLE 8 DEFAULT AND TERMINATION......................................     11

         Section 8.1  Default and Termination - For Cause..............     11
         Section 8.2  Termination - Without Cause......................     12
         Section 8.3  Duties Upon Termination..........................     12

ARTICLE 9 MISCELLANEOUS................................................     12

         Section 9.1  Entire Agreement.................................     12
         Section 9.2  Heading..........................................     13
         Section 9.3  Governing Law....................................     13
         Section 9.4  Legal Fees.......................................     13
         Section 9.5  Third Party Beneficiaries........................     13
         Section 9.6  Assignment.......................................     13
         Section 9.7  Disclaimer of Fiduciary Status...................     13
         Section 9.8  Notices..........................................     13
         Section 9.9  Severability.....................................     14
         Section 9.10 Performance......................................     14
         Section 9.11 Exhibits.........................................     14
         Section 9.12 Manager's Status.................................     14
         Section 9.13 WAIVER OF JURY TRIAL.............................     14
         Section 9.14 Limitation of Recourse...........................     14
         Section 9.15 Counterpart......................................     14
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EXHIBIT "A" - Legal Description

EXHIBIT "B" - On-Site Computer Systems

EXHIBIT "C" - Manager's Insurance

EXHIBIT "D" - Owner's Insurance

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                    PROPERTY MANAGEMENT AND LEASING AGREEMENT

      THIS PROPERTY MANAGEMENT AND LEASING AGREEMENT (this "AGREEMENT") is made as of November 22, 2004, by and between EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (together with its successors and assigns, herein referred to as "OWNER") and JPI MANAGEMENT SERVICES, L.P., a Delaware limited partnership (herein referred to as "MANAGER") to become effective on the Effective Date as defined herein.

                                    ARTICLE 1

                                   DEFINITIONS

      Section 1.1 Definitions. When used in this Agreement, the following terms shall have the meanings set forth opposite such terms, respectively:

            "Capital Budget" means the annual capital budget for the expenditures for major repairs, renovations and/or capital improvements in, on or about the Project, detailing the timing of such matters and the estimated cost.

            "City" means Knoxville, Tennessee.

            "Closing" means the closing of the CONTRACT OF SALE/CONTRIBUTION AMONG JPI-CG MEZZ LLC, JPI-MC MEZZ LLC, JPI GENPAR REALTY LLC and JPI INVESTMENT COMPANY, L.P. AS SELLERS, AND EDUCATION REALTY OPERATING PARTNERSHIP, LP, AS BUYER

            "Effective Date" means the date on which the Closing is completed and becomes effective.

            "Fiscal Year" means a calendar year.

            "Land" means the multiple tracts in the aggregate equal to approximately 8.034 acres of land more particularly described on EXHIBIT "A", attached hereto and made a part hereof.

            "Legal Requirements" means all statutes, laws, orders, codes, regulations and requirements affecting the management, leasing, use, construction, repair or reconstruction of the Project by any federal, state or local governmental authority having jurisdiction as well as the orders of the fire marshal, board of fire underwriters and similar bodies.

            "Marketing Plan" means the overall annual advertising and other marketing plans for the Project detailing, among other things, the timing, cost and media type to be utilized.

            "Monthly Gross Collections" means the amount of all cash receipts from the Project and shall include: (a) rentals collected pursuant to all residential, carport, garage and storage leases for each month during the term of this Agreement, (b) security, pet and other deposits forfeited during such period, (c) proceeds from business income or rental interruption insurance or other proceeds effecting a replacement of lost income, (d) interest and income earned on deposited funds, (e) late charges or fees, (f) application and

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 1

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      processing fees and forfeited application deposits, (g) proceeds from the rental of or payments with respect to washers and dryers, (h) proceeds from vending machines or other concessions or the rental paid to Owner by the supplier of such vending machines or other concessions, (i) periodic proceeds (not up-front cash payments) from service contracts relating to providing telephone, cable, alarm, internet and other communications related devices, (j) non-refundable deposits or fees from residents, (k) service charges on utilities billed by Manager, (l) application and processing fees, (m) proceeds from the sale of used furniture, (n) non-refundable deposits or fees collected from the resident, and (o) other income which is directly related to management of the Project; provided, however, it shall not include (i) Owner's capital contributions or working capital advances, nor any interest thereon, (ii) the proceeds of any financing or voluntary conversion, sale, exchange, pledging or other disposition or encumbrance of all or any part of the Project, (iii) casualty insurance proceeds (other than from loss of rents or similar replacement insurance), (iv) condemnation awards, (v) refundable rental deposits or security and pet deposits received from residents or other deposits received from residents or applicants (other than forfeited deposits), (vi) abatement or reduction of taxes, or (vii) discounts and dividends on insurance policies.

            "Operating Budget" means the annual operating budget which sets forth the detail and summary of anticipated receipts and disbursements for the upcoming fiscal year.

            "Operating Plan" means the overall annual plan for the management and leasing of the Project consisting of an Operating Budget, Marketing Plan, Capital Budget and Rent Schedule, each of which have been approved by Owner.

            "Project" means the residential apartment project constructed on the Land (as heretofore defined) generally consisting of 211 apartment units, and other improvements, amenities and appurtenances associated therewith.

            "Project Account" shall mean the bank account established by the Manager for the Project in accordance with the provisions of SECTION 5.8 hereof.

            "Rent Schedule" means the schedule of rents which sets forth the proposed monthly rents for the respective types of units in the Project together with any anticipated marketing incentive programs set forth in the Marketing Plan or a rent schedule that has been recommended by the Manager and adopted by the Owner during any fiscal year.

            "Standard Lease Forms" means the forms of the Apartment Lease Contract, Inventory and Condition Form Rental Application, Pet Agreement and other forms utilized for the leasing of the Project as approved by Owner.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 2

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                                    ARTICLE 2

                             APPOINTMENT OF MANAGER

      Section 2.1 Appointment of Manager. Subject to the terms and conditions as hereinafter provided, Owner hereby appoints Manager as the sole and exclusive management and leasing representative for the Project. Manager hereby accepts such appointments and shall use reasonable, business-like efforts with respect to the management and leasing of the Project in accordance with the terms of this Agreement and in accordance with the standard management and leasing of comparable apartment communities in the City's metropolitan area, subject, however, to contrary instructions prescribed in writing by Owner and to the operating and financial parameters stated in the Operating Plan.

                                    ARTICLE 3

                                      TERM

      Section 3.1 Term. This Agreement shall commence upon the Effective Date and, subject to ARTICLE 8, below, shall continue for a period of thirty (30) days, plus, for the first month, the number of days from the Effective Date through the last day of the month in which the Closing occurs. This Agreement shall automatically renew monthly thereafter unless (a) either party provides written notice to the other party of such party's intent to terminate this Agreement at least thirty (30) days prior to the expiration of the initial term or any renewal term, or (b) this Agreement has been terminated in accordance with other terms or conditions herein contained. Upon request of either party, each party hereby agrees to execute a letter agreement setting forth the specific dates of the expiration of the initial term and such agreement shall thereupon become part of and an amendment to this Agreement.

                                   ARTICLE 4

                                DUTIES OF MANAGER

      Section 4.1 Manager's General Duties. In managing and leasing the Project, the Manager shall manage, operate, staff and maintain the Project in an efficient and reasonably satisfactory manner. Manager's duties shall include, but shall not necessarily be limited to, the specific duties listed below in this ARTICLE 4.

      Section 4.2 Annual Operating Plan. Manager shall implement the Operating Plan prepared by Owner. The Operating Plan shall constitute a standard to which Manager shall reasonably attempt to adhere in the operation of the Project; provided, however, as the Operating Plan is a budget, Manager makes no representation or warranty that the actual operations of the Project shall conform to such plan. Except in an emergency, Manager shall not expend funds in any fiscal year in excess of the budgeted line item amounts in the Operating Budget without Owner's prior written approval. In the event any Fiscal Year shall commence without an approved Operating Plan, until the Operating Plan for such Fiscal Year is approved, Manager shall be entitled to make expenditures for items specified in the approved Operating Plan for the past Fiscal Year, at a rate not in excess of the rate permitted under that prior Operating Plan (other than for utilities, taxes, insurance premiums and mortgage payments), without the prior consent of Owner.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 3

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      Section 4.3 Supplement to Operating Plan. If Owner determines (and thereafter notifies Manager) or if Manager identifies (and thereafter provides written notice to Owner) that there has occurred a material variance within any plan, budget or schedule of the current Operating Plan (whether due to change in market conditions, a material change in the Project or an unforeseen cost, expense, or occurrence), and controllable costs have increased by more than thirty percent (30%) in excess of the respective budget, at Owner's request, Manager shall prepare and submit to Owner within thirty (30) days after Owner's notification to Manager, a supplement to the then current Operating Plan ("SUPPLEMENT") together with a narrative explanation of the change and why a change was necessary, suggested, or needed. Once the Supplement is reviewed and approved by Owner, the Supplement will act to modify the current Operating Plan and, as modified, the Operating Plan will continue.

      Section 4.4 Leasing of Project. Manager shall reasonably endeavor to lease the Project as expeditiously as possible, and to keep the Project leased to students of University of Tennessee - Knoxville or other desirable categories of residents approved by Owner in advance in writing at rentals at least equal to those set forth on the approved Rent Schedule; provided, however Manager does not warrant or represent that the Project shall meet any specific occupancy or leasing goals; that any resident leasing space in the Property shall actually be suitable, creditworthy or desirable; or that occupancy goals will be reached within any specific time. All inquiries for any lease(s) or renewals(s) for the leasing of the Project shall be referred to Manager and all negotiations connected therewith shall be conducted by or under the direction of Manager subject to the terms of this Agreement. Leases or other agreements of residents executed on other than Standard Lease Forms shall require the prior approval of Owner. Subject to the Annual Operating Plan, substantial compliance with the Rent Schedule and the use of approved forms, Manager is authorized to execute, deliver, renew, modify and terminate leases on behalf of Owner; provided, however, that (i) all leases shall be for a period of no longer than twelve (12) months, and (ii) all leases shall be in compliance with written guidelines provided by the Owner from time to time. Subject to compliance with the Rent Schedule, Manager is authorized to permit such concessions, considerations, or other special arrangements as may be deemed appropriate, necessary or desirable by Manager in the leasing of units within the Property; but no such concessions, considerations, rebates, free rent, allowances or special arrangements shall be made or given in connection with the leasing of the Property without the prior written approval of Owner to the extent that the granting thereof shall not comply with the Rent Schedule.

      Section 4.5 Acceptance of Personal Property. Manager hereby acknowledges and accepts delivery of the on-site computer systems listed on EXHIBIT "B" attached hereto, such property being accepted in its "as-is" condition.

      Section 4.6 Employment of Personnel. On the basis of the Operating Plan, Manager shall investigate, hire, train, pay, supervise and discharge the personnel necessary to be employed in order to manage and lease the Project. Such personnel shall in every instance be deemed employees of Manager and not of Owner and Owner shall have no rights with respect to or responsibility for the supervision or direction of any such personnel. All employees of the Manager on the Property payroll shall work solely and specifically for the Property unless disclosed to and approved by Owner. The costs of gross salaries, leasing bonuses, and other incentive compensation payments or pro-rata share thereof, including payroll taxes, insurance, worker's compensation, and other employee benefits of the on-site manager and staff as approved by Owner in the Operating Budget shall be reimbursed to Manager to the extent expended by Manager and provided, Manager represents, warrants and agrees that it and its affiliates will pay and/or deduct from the compensation of employees all contributions, taxes and other payments or charges required to be paid and/or deducted by an employer under the provisions of all applicable state unemployment

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 4

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insurance, disability benefits and withholding tax laws, and will comply with all other local, state and federal laws, regulations and requirements applicable to employees or affecting their compensation or conditions of employment or applicable to the Manager for the performance of the services hereunder; subject, however, to Manger's right to reasonably contest the enforcement thereof. If requested by Owner, Manager shall promptly furnish, from time to time, reasonably satisfactory proof of (or allow Owner to inspect the Manager's records to confirm) compliance with any of the foregoing, to the extent such proof is available. Except for on-going, on-site training (the scope of which has been provided to Owner showing the training's relationship with the Property), any and all expenses associated with the education and/or training of Manager's employees shall not be the financial responsibility of the Owner unless approved in the Operating Budget by Owner. The cost of the Worker's Compensation Insurance shall be deducted from the Monthly Gross Collections as an operating expense and included in the monthly reports. Manager understands and agrees that its relationship to Owner is that of independent contractor and that it will not represent to anyone that its relationship to Owner is other than that of independent contractor.

      Section 4.7 Service Contracts. On the basis of the Operating Plan, Manager shall, upon request by Owner, execute in the Project's name and on behalf of Owner, contracts for water, electricity, gas, fuel, oil, landscape maintenance, security services, pool maintenance, cleaning, apartment locator services, washer and dryer rental, copier rental, cable TV, sign service, vending, telephone, vermin extermination, trash removal and other necessary services. Any of the foregoing contracts which are entered into in arms length transactions on the basis of the Operating Plan and which are cancelable by Owner, or by Manager on behalf of Owner, on thirty (30) days written notice without any termination fee or penalty shall not require Owner's prior approval. No approval shall be required by Owner as to the cost, terms, or purpose of any such service or contract unless and only to the extent that the total cost of such service contract exceeds the allocation for such service contract in the Operating Budget by more than five percent (5%) or $5,000, whichever is less, or has a term of more than one (1) year. Manager shall, on behalf of the Owner and subject to the Operating Budget, place orders for such equipment, tools, appliances, materials and supplies as are necessary to properly manage and lease the Project. When taking bids or issuing purchase orders, Manager shall act at all times under the direction of Owner and shall secure for and credit to Owner any discounts, commissions, or rebates obtained as a result of such purchases.

      Section 4.8 Maintenance and Repair of Property. Manager shall, subject to the parameters of the Operating Budget, use commercially reasonable efforts to maintain the buildings, appurtenances and grounds of the Project in substantial accordance with standards prescribed by Owner, including, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, carpentry, and such other normal maintenance and repair work as may be desirable; provided, however, that no warranty, express or implied, shall arise from the foregoing Manager's obligation as to the tenantability, habitability, suitability or fitness for a particular purpose of the buildings, appurtenances and grounds. For any one non-budgeted item of repair or replacement, Owner's authorization is required if the expense exceeds Twenty-Five Hundred Dollars ($2,500.00), and for any one budgeted item of repair or replacement, the expense incurred shall not be in excess of the budgeted amount by twenty-five percent (25%) or Twenty-Five Hundred Dollars ($2,500.00), whichever the lesser, unless specifically authorized by Owner; provided, however, that emergency repairs necessary for the preservation and safety of the Project or the avoidance or the suspension of any service to the Project or the protecting of life or property from serious injury or damage may be made by Manager, but Manager will confer immediately with Owner regarding every such expenditure and will furnish a complete written report as soon as possible.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 5

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      Section 4.9 Collection of Monies. On behalf of Owner, Manager shall use reasonable business efforts to collect all rent and other charges due from residents, applicants and others. All monies collected by Manager shall be forthwith deposited in the separate bank account referred to in SECTION 5.6.

      Section 4.10 Enforcement of Collections. On behalf of Owner, Manager (a) shall request, demand, collect, receive and provide receipts for all rental and other income of the Project; (b) may institute legal proceedings for the collection thereof and the dispossession and/or termination of the resident's rights of possession or a contracting party's contractual agreement; provided, however, such expense shall not exceed $1,000.00 without the prior written approval of Owner, (c) compromise and settle lawsuits against residents or service providers, and (d) incur reasonable collection fees and costs and legal expenses in connection with such activities, which fees, costs and expenses shall be a cost of the Project and payable by Owner.

      Section 4.11 Manager Disbursements. From Project funds collected and deposited in the Project Account, but only to the extent sufficient funds are available and only if Owner has not elected to pay such amounts directly or instructed Manager in writing to the contrary, Manager shall cause to be disbursed regularly and punctually amounts otherwise due and payable as operating expenses of the Project authorized to be incurred under the terms of this Agreement, including, without limitation, the Monthly Management Fee and Manager's reimbursable expenses. Any balance remaining in the Project Account after disbursements have been made and appropriate, as determined by the Operating Plan, reserves have been established and funded, shall be disbursed or transferred as generally or as specifically directed from time to time by Owner. If at any time the funds in the Project Account are insufficient to pay all the expenses which Manager is required or permitted to pay pursuant to this Agreement, Manager shall give Owner notice of the need for additional funds and, in the event that Owner fails to furnish sufficient funds to pay for the foregoing: (i) Manager may draw from the Project account its Monthly Management Fee and reimbursable expenses, then (ii) Manager shall apply the remaining funds available to satisfy outstanding liabilities, costs and expenses, according to such priority as Owner directs; (iii) Manager shall have no liability whatsoever for any consequences arising from such failure by Owner; and (iv) Owner hereby indemnifies Manager and agrees to defend and hold Manager harmless from any and all claims or actions by third parties and all liability, cost and expense arising from failure to make any expenditures or from inability to draw checks or from the failure or refusal of any entity upon which a check is drawn to honor same by reason of the failure of Owner to provide sufficient funds in response to such notice.

      Section 4.12 Records. Manager shall maintain at its principal office and at the Project's leasing offices or such other places as may be approved by Owner a system of office records, books and accounts relating to the Project. Owner and other parties designated by the Owner shall have at all reasonable times during Manager's normal business hours, upon prior notice, access to such records, accounts and books and to all vouchers, files and all other material pertaining to the Project and this Agreement. The parties hereby agree that the ownership of such records (but not the systems on which they are kept or calculated and which are licensed to or owned by Manager) shall be vested in Owner, and Owner shall have the right at any time to inspect the records. Manager will furnish to Owner, at Owner's cost, copies of any of the above records on a timely basis as they may be requested and will deliver all such records to Owner upon the termination of this Agreement. Manager shall have the right to retain copies of such records for its files.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 6

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      Section 4.13 Reporting. Manager shall provide to Owner the following reports (in such forms as are provided by Manager and approved by Owner, but subject to Manager's software capabilities):

      1. Within two (2) business days after the end of each week, during the leasing season, weekly marketing and leasing reports;

      2. Within thirty (30) days after the end of each calendar month or such period as may be required by Owner's lender, and which is reasonably acceptable to Manager, the following reports: monthly income summary, rent roll report, accounts receivable and aging schedule, security deposit report, current rent schedule, lease expiration report, accounts payable schedule, bank reconciliation report, and balance sheet and income statement; and

      Section 4.14 Resident Complaints/Requests. Manager shall exercise businesslike relationships with residents and shall receive, log in and respond timely to all resident complaints and requests for services. Manager shall keep systematic records showing the action(s) taken with respect to each material complaint or request. Complaint(s) of a material nature shall be reported to Owner with an appropriate recommendation or an itemization of alternatives for Owner's review. Manager shall be required to respond to such complaints as directed by Owner and Owner shall respond promptly indicating its approval or changes to any recommendation of Manager or its approval or changes to any itemized alternative.

      Section 4.15 Returns Required by Law. Manager shall exercise diligent, good faith efforts to execute and file punctually when due all forms, reports and returns required by law relating to the employment of personnel and to the operation of the Project.

      Section 4.16 Compliance with Legal Requirements. Manager shall use commercially reasonable efforts to take such actions as may be necessary to comply with any and all Legal Requirements, subject to the limitations contained in this Section; provided, however, Manger shall not be deemed to be a warrantor or a guarantor that the Project meets such Legal Requirements. Manager, however, shall not take any such action as long as Owner is contesting, or has affirmed its intention to contest and promptly institutes proceedings contesting any such order or requirement, except that, if failure to comply promptly with any such order or requirement would or might reasonably expose Owner, Manager or any of Manager's employees or agents to criminal liability, Manager shall cause the same to be complied with without first obtaining Owner's approval. Manager shall promptly, and in no event later than seventy-two (72) hours from the time of their receipt, forward to Owner copies of all such orders and notices of requirements.

      Section 4.17 Services to Residents. In connection with its management and leasing of the Project, Manager shall coordinate and facilitate on Owner's behalf the supplying to the residents of the Project (i) the utilities and other services stipulated in the leases, (ii) such other services as Owner may approve or specify in writing, and (iii) the services contemplated and/or specifically prescribed in the Operating Plan.

      Section 4.18 Claims. Manager shall advise Owner promptly by telephone, with confirmation in writing, of the service upon Manager of any summons, subpoena, citation or claim for matters relating to the leasing, operation, management or maintenance of the Project.

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      Section 4.19 Rules and Regulations. Manager may, with Owner's prior written approval, adopt and from time to time modify the rules and regulations which are intended to govern the day-to-day activities of the residents of the Project.

      Section 4.20 Legal Counsel. For matters in the ordinary course of business, Manager shall employ, at Owner's cost, legal counsel of Manager's choosing, in order to represent the Owner's interest therein. For matters other than in the ordinary course of business, Manager shall inform Owner thereof and shall conform to the Owner's desired course of action and shall utilize the attorney selected by Owner.

      Section 4.21 Notices to Owner. Manager shall notify the Owner promptly (which notice shall include copies of supporting documentation) of any notice of violation of any Legal Requirements; any material defect in the Project of which Manager has actual knowledge; any fire or other material casualty loss to the Project; any condemnation action, rezoning or other governmental order; and any tax assessment notices.

                                    ARTICLE 5

                        RELATIONSHIP OF MANAGER TO OWNER

      Section 5.1 Monthly Management Fee. Owner agrees to pay to Manager all of Manager's reimbursable expenses for the preceding month together with a fee (the "MONTHLY MANAGEMENT FEE") computed and payable monthly in arrears in an amount equal to four percent (4%) of the Monthly Gross Collections of the Project. The Monthly Management Fee will be due and payable on or before the tenth (10th) day after Owner's receipt of an invoice from Manager with respect to and showing the amount of Monthly Gross Collections received, if any, during the immediately preceding month.

      Section 5.2 Reimbursable Expenses. As approved by Owner in the Operating Budget, the following reimbursable expenses shall be paid to Manager simultaneously with payment of the Monthly Management Fee: the costs of gross salaries, leasing bonuses, other incentive compensation payments, and employee benefits, including, without limitation, housing, payroll taxes, insurance, worker's compensation, unemployment compensation and other employment taxes, group insurance, pension or 401K co-contributions, premiums for disability insurance, and other employee benefits of the on-site manager and staff and of off-site personnel approved in writing in advance by Owner. As to employees of Manager or an affiliate who are on-site on a full time basis, such reimbursement shall be equal to one hundred percent (100%) of those salaries, bonuses, payments and benefits; as to employees of the Manager or an affiliate who are utilized for the Project for only a portion of their time or who are located at Manager's headquarters and whose time is properly allocable to the Project (such as, but not limited to, trainers, leasing specialists, tax and audit personnel and personnel performing bookkeeping functions for the Project, whether on-site or off-site) rather than to Manager's overhead in general, the reimbursement of those employee's salaries, bonuses, payment and benefits shall be in proportion to the time spent at the Project or working on Project related matters in the off-site location.

      Section 5.3 Payments. If Manager invoices Owner for the Monthly Management Fee and/or reimbursable expenses, such amounts shall be due and payable on or before the seventh (7th) business day after Owner's receipt of the invoice. Past due payments shall bear interest at ten percent (10%) per annum until paid.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 8

      Section 5.4 Major Repairs or Remodeling. Owner shall pay to Manager an administrative fee equal to four percent (4%) of the costs of any construction, repair or renovation work which is in excess of a budget of $5,000.00, to compensate Manager for the extra duties and obligations related to the conduct of such work on the Project, provided, however, all such work must be approved in advance in writing by Owner.

      Section 5.5 On-Site Computer Systems. Owner acknowledges that it shall provide and maintain the computer hardware systems more specifically described on EXHIBIT "B", attached hereto and made a part hereof, and that such systems will be installed at the Project. Manager, as the holder of the licenses thereon, shall provide the software necessary to provide the reports required in
SECTION 4.12 hereof and such software shall remain the property of Manager.

      Section 5.6 Manager's Affiliates and Subsidiaries. Upon not less than five
(5) days prior written notice to Owner and unless Owner notes reasonable objection thereto, in performing work at the Project, Manager may, from time to time, deal with certain of its affiliated or subsidiary organizations as independent contractors. The amounts payable to any such related entity shall not be greater than would have been paid under an arms-length contract with a non-related entity.

      Section 5.7 Use and Operation of the Project. Manager agrees not to knowingly permit the use of the Project for any purpose which might void any policy of insurance held by Owner, which might render any loss thereunder uncollectible, or which would be in violation of any Legal Requirement. Manager shall use reasonable efforts to routinely monitor the Project for such violations. Manager shall advise and consult with Owner, from time to time regarding general operational matters of which Manager may have knowledge, and to the extent approved by Owner, and at Owner's expense, Manager shall implement and maintain or cause to be implemented and maintained, appropriate systems, procedures and policies necessary for the proper operation of the Property. Subject to Manager's reasonable ability to vary or modify actions in the ordinary course of operating a student housing complex, full compliance by the residents with the terms and conditions of their respective leases and rules and regulations applicable to the Property shall be sought and, to this end, Manager shall see that all residents are informed with respect to such rules, regulations, and notices as may be promulgated by Owner. Manager shall be expected to perform such other acts and duties as are reasonable, necessary, and proper in the discharge of its duties under this Agreement, but Manager shall not be responsible for failing to perform such other acts and duties unless Owner shall have first requested, in writing, Manager's performance thereof and shall have fully funded such performance.

      Section 5.8 Separation of Owner's Monies. Manager shall establish and maintain on behalf of Owner, in a banking facility acceptable to Owner, in a manner to indicate the custodial nature thereof, a separate bank account (the "PROJECT ACCOUNT") for the deposit of monies of Owner from the Project. Owner's monies shall not be commingled with any funds of the Manager. Manager shall also establish such other special bank accounts as may be required by Owner or by law. Funds may be disbursed by Manager from such account to cover authorized Project expenditures upon the signature of Manager. All payments to be made by Manager hereunder shall be made by check drawn on an account established pursuant to this SECTION 5.8, except petty cash items not exceeding $250.00, which may be paid from a fund to be maintained by Manager for such purposes. Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums, except out of funds held in any account maintained under this SECTION 5.8, nor shall Manager be obligated to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge thereof will be provided. Any bank accounts established under this Section shall expressly be subject to the right of Owner,

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS            Page 9
by written notice to the subject bank, at any time, to terminate the Manager's authority to write checks on such account.

      Section 5.9 Manager's Insurance. Manager shall obtain and keep in force during the term of this Agreement at its sole cost and expense, the insurance coverages identified on EXHIBIT "C", attached hereto and made a part hereof.

      Section 5.10 Expense of Owner. Everything done by Manager under the provisions of ARTICLE 4 shall, in accordance with the provisions of ARTICLE 4, and all obligations or expenses incurred under the provisions of this ARTICLE 5 shall, in accordance with this ARTICLE 5, be for the account of, on behalf of and at the expense of Owner except that Owner shall not be obligated to reimburse Manager for any obligations or expenses resulting from the gross negligence, fraud or willful misconduct of Manager, nor for the failure of Manager to perform its obligations and duties under this Agreement. Except to the extent specifically set forth herein, Manager shall not be obligated to pay any expenses or charges from its own funds.

      Section 5.11 Employee Discounts and Bonuses. To the extent set forth in the Operating Plan, Manager may implement its internal policy to provide monetary discounts for accommodations to its employees to live on-site and financial bonuses to employees.

                                    ARTICLE 6

                               OWNER'S OBLIGATIONS

      Owner hereby covenants and agrees as follows:

      Section 6.1 Owner's Obligation to Fund. If, for any respective month, funds in the Project Account or the respective reserves are not sufficient to cover expenses specified in the approved Operating Plan, or those which have been approved in writing by Owner, Owner shall, within ten (10) days after receipt of written notice from Manager of the amount of the estimated insufficiency, deposit in the Operating Account or contribute to the respective reserve an amount equal to such estimated shortfall.

      Section 6.2 Owner's Insurance. Owner shall cause to be placed and kept in force, at Owner's expense, the insurance itemized in EXHIBIT "D" attached hereto and made a part thereof.

      Manager is authorized to settle any and all claims against insurance companies not in excess of $2,500.00, including the execution of proofs of loss. If the claim is greater than $2,500.00, Manager shall not act without the approval of Owner.

      Section 6.3 Waiver of Subrogation. Owner hereby releases Manager, its agents, contractors and employees, from any and all liability and responsibility to Owner or anyone claiming by, through or under Owner by way of subrogation or otherwise, for any loss covered by the Owner's property insurance (even if Owner did not have the required coverage) WHETHER OR NOT THE LOSS OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE FAULT OR NEGLIGENCE OR STRICT LIABILITY OF MANAGER, ITS AGENTS, CONTRACTORS OR EMPLOYEES.

      If necessary, Owner shall give its insurance company(ies) written notice of this waiver and shall have the policies properly endorsed to prevent invalidation of insurance coverage.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 10

                                    ARTICLE 7

                                 INDEMNIFICATION

      Section 7.1 Indemnification. Owner shall indemnify, defend, and hold harmless Manager and all of its partners, members, officers, directors, agents, and employees ("MANAGER INDEMNITEES") from any and all costs, losses, liabilities, expenses (including reasonable legal fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with third party claims against any Manager Indemnitee (collectively, "LOSSES") arising from the performance by Manager of its obligations under this Agreement, WHETHER RESULTING FROM ANY ACT OR OMISSION BY OR ON BEHALF OF ANY MANAGER INDEMNITEE UNDER THIS AGREEMENT OR OTHERWISE, INCLUDING THE NEGLIGENCE OF ANY MANAGER INDEMNITEE, UNLESS THE ACT OR OMISSION CONSTITUTES FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR AN ACTION OR ACTIONS OUTSIDE OF THE SCOPE OF AUTHORITY GRANTED HEREUNDER BY THE MANAGER INDEMNITEE, IN WHICH EVENT THE MANAGER INDEMNITEE WILL NOT BE INDEMNIFIED UNDER THIS AGREEMENT.

      Section 7.2 Indemnification by Manager. Manager shall indemnify, defend, and hold harmless Owner, its partners and members and their respective partners, members, officers, directors, agents, and employees ("OWNER INDEMNITEES") against any and all Losses in connection with third party claims against any Owner Indemnitee that result from any Manager Indemnitee's fraud, gross negligence, willful misconduct or action outside the scope of authority granted hereunder.

      Section 7.3 Notice of Claims. Manager or Owner, as the case may be, shall immediately notify the other party if either receives a complaint, claim or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under SECTION 7.1 or SECTION 7.2 above, but failure to provide the notice will not relieve the other party from any duty to indemnify unless the other party is materially prejudiced by the failure and had no actual knowledge of the complaint, claim or other notice.

                                    ARTICLE 8

                             DEFAULT AND TERMINATION

      Section 8.1 Default and Termination - For Cause. If either party shall default in the performance of any of its obligations hereunder, and such default shall continue for thirty (30) days after written notice from the other party designating such default, or either party shall make any assignment for the benefit of creditors or there shall be filed by or against either party any petition for adjudication as a bankrupt or for reorganization, or an arrangement, or for any relief under other debtor relief laws, the other party may terminate this Agreement by written notice at any time thereafter while such default or other events shall be continuing and thereupon this Agreement shall forthwith terminate. If termination shall occur through default of Owner, Manager as its sole and exclusive remedy, shall be paid, as compensation, its fees and reimbursable expenses hereunder accrued through the date of such termination plus reasonable expenses relating to relocating Manager's employees. Termination of this Agreement because of Owner's default, shall, except as provided in SECTION 8.3 below, release Manager from liability for failure to perform any of the duties or obligations of Manager as expressed herein and required to be performed after such termination.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 11

      Section 8.2 Termination - Without Cause. Notwithstanding anything contained in SECTION 8.1 this Agreement shall terminate:

      1. At the election of Owner on the date that is thirty (30) days after Owner provides written notice of termination to Manager; or

      2. At the election of Manager, on the date that is thirty (30) days after Manager provides written notice of termination to Owner; or

      3. Upon the sale, whether by voluntary or involuntary transfer, or the substantial condemnation of the Project, upon thirty (30) days prior written notice.

      Section 8.3 Duties Upon Termination. Upon any termination, Manager shall forthwith (a) surrender and deliver up to Owner, the Project and all rents and income of the Project and other monies of Owner on hand and in any bank account after deducting reimbursable expenses and fees due Manager hereunder; (b) deliver to Owner as received any monies due Owner under this Agreement but received after such termination after deducting reimbursable expenses and fees due Manager hereunder; (c) deliver to Owner all materials and supplies, keys and documents, and such other accountings, papers and records pertaining to this Agreement, as Owner shall request; (d) assign such existing contracts relating to the operations and maintenance of the Project as Owner shall require, provided Owner shall agree to assume and indemnify Manager for all liability thereunder occurring after the termination of this Agreement; (e) provide to Owner hard copies of all Project related information in the on-site computer systems (as the Manager will retain all software); and (f) vacate any occupied space. Within sixty (60) days after such termination, Manager shall deliver to Owner the written report required by SECTION 4.12 for any period not covered by such a report at time of termination, and within sixty (60) days after any such termination, Manager shall deliver to Owner as required by SECTION 4.12 the profit and loss statement for the fiscal year or portion thereof ending on the day of termination and the balance sheet of Project as of the date of termination. Notwithstanding any provisions hereof to the contrary, in the event Owner hereafter notifies Manager of any default by Manager hereunder, from and after the date of notice of default, Manager shall not deduct or withdraw from any project bank account, from the rents and income of the Project or from any other monies paid to Manager for the account of Owner, any sums for the account of Manager, pending (i) written consent by Owner, (ii) cure of such default by Manager to the satisfaction of Owner, or (iii) resolution of the amount of damages, if any, owing by Manager to Owner by reason of such default by Manager. No termination of this Agreement shall release either party from any obligations that continue beyond the term or termination of this Agreement, including, without limitation, indemnity obligations.

                                    ARTICLE 9

                                  MISCELLANEOUS

      Section 9.1 Entire Agreement. This Agreement, together with any agreements executed in connection herewith, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement or such other agreements, if any, shall affect, or be effective to interpret, change or restrict the express provisions of this Agreement.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 12

      Section 9.2 Heading. The Article and Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

      Section 9.3 Governing Law. This Agreement shall be governed exclusively by its terms and the laws of the State in which the Project is located, without regard to principles of conflict of laws.

      Section 9.4 Legal Fees. In the event of any dispute arising out of or concerning the terms hereof, the prevailing party in such dispute shall be entitled to recover its reasonable legal fees, court costs and expenses, whether at the trial or appellate level.

      Section 9.5 Third Party Beneficiaries. Any provision herein to the contrary notwithstanding, it is agreed that none of the provisions of this Agreement shall be for the benefit of or enforceable by any party other than the parties to this Agreement.

      Section 9.6 Assignment. Manager shall not assign any of its rights or obligations under this Agreement without the prior written consent of Owner. Subject to the immediately preceding sentence, this Agreement and all of its terms and provisions shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      Section 9.7 Disclaimer of Fiduciary Status. Given that the Manager's actions hereunder are subject to the direction and control of Owner through its approval process and/or the budgetary constraints imposed upon Manager, and that the actions of Manager herein are ministerial in nature, Owner hereby acknowledges that Manager is not a fiduciary and that Manager is not acting in a fiduciary capacity with respect to its management or operation of the Project.

      Section 9.8 Notices. All notices, approvals and other communications required or permitted to be delivered hereunder must be in writing and must be sent by (a) a recognized private courier company, (b) by facsimile or e-mail if a confirming copy is sent by (a) or (c), or (c) by United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Owner or Manager, as the case may be, at the following addresses:

                  Owner: Education Realty Operating Partnership, LP 530 Oak Court Drive, Suite 300
                           Memphis, Tennessee 38117
                           Attn: Paul O. Bower

                  Manager: JPI Management Services, L.P.
                           600 E. Las Colinas Blvd., Suite 1800
                           Irving, Texas  75039
                           Attention:  Ronald D. Ingram

Either party may change its address by notice to the other party. Such notices, approvals and other communications shall be deemed delivered and received by the respective party upon receipt or refusal to accept delivery (such refusal being evidenced by the U.S. Postal Services return receipt or similar advice from the courier company) or on the business day sent (if sent by no later than 3:00 p.m., Dallas, Texas time) if sent by facsimile or e-mail. Any such notice, approval or other communication shall also be deemed to be received by the addressee if (i) personal delivery is attempted at the addressee's specified address on a business day between the hours of 9:00 a.m. and 5:00 p.m., Dallas, Texas time, (ii) no one is present at such address to

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 13
accept the delivery and (iii) it is left in a prominent place (e.g., on a receptionist's desk or taped to a front door).

      Section 9.9 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

      Section 9.10 Performance. Time is of the essence in the performance of all duties, covenants and obligations hereunder.

      Section 9.11 Exhibits. All Exhibits to this Agreement which are attached hereto are incorporated herein by reference.

      Section 9.12 Manager's Status. Manager is, and shall at all times during the term of this Agreement be, an independent contractor in the performance of its duties and obligations under this Agreement. Nothing herein contained, whether express or implied, nor any acts by Manager or Owner, nor any other circumstances shall constitute or be deemed or construed to create a partnership or joint venture, or any general agency relationship, between Owner and Manager. Manager shall have no authority to bind or otherwise obligate Owner, orally, in writing or by any acts unless specifically authorized by Owner in writing or within the terms of this Agreement. Manager shall take all reasonable steps in dealing with third parties to negate any inference that Manager is a general agent or partner of Owner.

      Section 9.13 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION BETWEEN OR AMONG THE PARTIES OR ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE ASSET. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. THIS WAIVER SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

      Section 9.14 Limitation of Recourse. There shall be no liability under this Agreement of, nor any recourse under this Agreement to, any officer, director, shareholder, beneficial owner, partner, employee or agent of either party to this Agreement.

      Section 9.15 Counterpart. This Agreement may be executed in one or more counterparts with the same effect as if all parties had signed the same document. Each party is authorized to substitute a counterpart original signature page into its respective document. All counterparts will be construed together and shall constitute the same instrument.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 14

      EXECUTED as of the date and year first above written.

                                    OWNER:

                                    EDUCATION REALTY OPERATING PARTNERSHIP,
                                    LP, a Delaware limited partnership

                                    By: /s/ Paul O. Bower
                                        ---------------------------------
                                        Name: Paul O. Bower
                                        Title: President and CEO

                                    MANAGER:

                                    JPI MANAGEMENT SERVICES, L.P.,
                                    a Delaware limited partnership

                                    By: JPI Management Services GP LLC,
                                        a Delaware limited liability company,
                                        the general partner

                                        By: /s/ James W. Morgan, Jr.
                                            ---------------------------------
                                            Name: James W. Morgan, Jr
                                            Title: Assistant Vice President


PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 15

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

Number 1, Lot 152-R (Parcel A)

Lot 152-R, RAMSEY'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10145 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing 1/4-inch iron rod at the southwestern right-of-way line of Twelfth Street, corner to Sood, said iron rod being located 141.2 feet, more or less, northwest of the point of intersection of the northwestern right-of-way line of Highland Avenue with the southwestern right-of-way line of Twelfth Street;

Thence leaving the southwestern right-of-way line of Twelfth Street and with the northwestern line of Sood, S 49 deg. 26 min. 50 sec. W, 148.83 feet to an existing 1/2-inch iron rod, corner to Greene;

Thence leaving the southwestern line of Sood and with the northeastern line of Greene, N 42 deg. 02 min. 42 sec. W, 86.90 feet to an existing 1/2-inch iron rod at the southeastern right-of-way line of a public alley;

Thence leaving the northeastern line of Sood and with the southeastern right-of-way line of said public alley, N 51 deg. 36 min. 50 sec. E, 150.21 feet to an existing 1/2-inch iron rod at the southwestern right-of-way line of Twelfth Street;

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern right-of-way line of Twelfth Street, S 41 deg. 15 min. 14 sec. E, 81.19 feet to the Point of BEGINNING.

Containing 12,554.43 square feet or 0.288 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

No. 2, Lot 14-R (Parcel B)

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10086 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing iron rod with cap at the northeastern right-of-way line of Twelfth Street, corner to Carr, said iron rod being located S 42 deg. 09 min. 36 sec. E, 50.00 feet from the point of intersection of the southeastern right-of-way line of Forest Avenue with the northeastern right-of-way line of Twelfth Street;

Thence leaving the northeastern right-of-way line of Twelfth Street and along the common line of Carr, the following two (2) calls:

1. N 48 deg. 08 min. 32 sec. E, 115.00 feet to an existing "punchmark" in a concrete wall;

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 16

2. N 42 deg. 09 min. 36 sec. W, 50.00 feet to an existing 3/8-inch iron rod at the southeastern right-of-way line of Forest Avenue;

Thence leaving the northeastern line of Carr and with the southeastern right-of-way line of Forest Avenue, N 48 deg. 55 min. 41 sec. E, 81.10 feet to an existing iron rod with cap;

Thence with a curve to the right, having a radius of 25.00 feet and a chord of S 86 deg. 46 min. 23 sec. E, 34.92 feet to an existing "PK" nail at the southwestern right-of-way line of Worlds Fair Park Drive;

Thence with the southwestern right-of-way line of Worlds Fair Park Drive, S 42 deg. 28 min. 27 sec. E, 137.24 feet to an existing 1- inch iron pipe, corner to Jefferson Commons- Knoxville, L.P.;

Thence leaving the southwestern right-of-way line of Worlds Fair Park Drive and along the common line of Jefferson Commons-Knoxville, L.P., the following five
(5) calls:

1. S 45 deg. 06 min. 17 sec. W, 74.56 feet to an existing 1/2-inch iron rod with cap (1332);

2. S40 deg. 47 min. 39 sec. E, 30.00 feet to an existing 1/2-inch iron rod with cap (1332);

3. N 43 deg. 42 min. 21 sec. E, 22.00 feet to an existing 1/2-inch iron rod with cap (1332);

4. S 55 deg. 47 min. 39 sec. E 2.50 feet to an existing magnetic nail in a stump;

5. N 45 deg. 48 min. 26 sec. E 63.31 feet to an existing "crimped" pipe at the southwestern right-of-way line of Worlds Fair Park Drive;

Thence leaving the southeastern line of Jefferson Commons-Knoxville, LP and with the southwestern right-of-way line of Worlds Fair Park Drive, S 61 deg. 06 min. 28 sec. E, 48.62 feet to an existing "punchmark" at the southwestern right-of-way line of Eleventh Street;

Thence leaving the southwestern right-of-way line of Worlds Fair Park Drive and with the southwestern right-of-way line of Eleventh Street, the following four
(4) calls:

1.    S 27 deg. 30 min. 51 sec. E, 46.46 feet to an existing 1/2-inch iron rod;

2.    S 27 deg. 30 min. 51 sec. E, 34.94 feet to an existing "PK" nail;

3.    S 29 deg. 44 min. 26 sec. E, 10.06 feet to an existing inch iron rod;

4.    S 27 deg. 57 min. 07 sec. E, 109.40 feet to an existing inch iron rod;

Thence with a curve to the right, having a radius of 25.00 feet and a chord of S 17 deg. 43 min. 53 sec. W, 35.77 feet to an existing iron rod with cap at the northwestern right-of-way line of Highland Avenue;

Thence with the northwestern right-of-way line of Highland Avenue, S 63 deg. 24 min. 53 sec. W, 174.13 feet to an existing "PK" nail;

Thence with a curve to the right, having a radius of 25.00 feet and a chord of N 72 deg. 21 min. 37 sec. W, 34.87 feet to an existing iron rod with cap at the northeastern right-of-way line of Twelfth Street;

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 17

Thence with the northeastern right-of-way line of the Twelfth Street, N 28 deg. 08 min. 07 sec. W, 56.26 feet to an existing iron rod with cap, corner to Isbill;

Thence leaving the northeastern right-of-way line of Twelfth Street and along the common line of Isbill, the following three (3) calls:

1.    N 49 deg 56 min. 53 sec. E, 66.20 feet to a set 5/8-inch iron rod with cap
      (CCI);

2. N 27 deg. 57 min. 07 sec. W, 47.13 feet to an existing 1/2-inch iron rod with cap (CCI);

3. S 60 deg. 48 min. 53 sec. W, 79.52 feet to an existing 1/2-inch iron rod at the northeastern right-of-way line of Twelfth Street;

Thence leaving the northwestern line of Isbill and with the northeastern right-of-way line of Twelfth Street, the following two (2) calls:

1.    N 41 deg. 34 min. 07 sec. W, 45.58 feet to an existing 1/2-inch iron rod;

2.    N 40 deg. 52 min. 53 sec. W, 166.83 feet to the Point of BEGINNING.

Containing 86,846.40 square feet or 1.994 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS #1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

Number 3, Lot 64-R (Parcel C, Tract 1)

LOT 64-R, COWAN'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10086 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing "chiseled point" at the point of intersection of the southeastern right-of-way line of Forest Avenue with the northeastern right-of-way line of Nineteenth Street;

Thence leaving the northeastern right-of-way line of Nineteenth Street and with the southeastern right-of-way line of Forest Avenue, N 66 deg. 23 min. 58 sec. E, 400.00 feet to an existing iron rod with cap at the southwestern right-of-way line of Eighteenth Street;

Thence leaving the southeastern right-of-way line of Forest Avenue and with the southwestern right-of-way line of Eighteenth Street, S 23 deg. 35 min. 35 sec. E, 133.00 feet to an existing iron rod with cap at the northwestern right-of-way line of a public alley;

Thence leaving the southwestern right-of-way line of Eighteenth Street and with the northwestern right-of-way line of said public alley, S 66 deg. 23 min. 58 sec. W, 400.00 feet to an existing "PK" nail at the northeastern right-of-way line of Nineteenth Street;

Thence leaving the northwestern right-of-way line of said public alley and with the northeastern right-of-way line of Nineteenth Street, N 23 deg. 35 min. 35 sec. W, 133.00 feet to the Point of BEGINNING.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 18

Containing 53,200.07 square feet or 1.221 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

No. 4, Lot 83-R (Parcel C, Tract II)

LOT 83-R, COWAN'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10086 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing chiseled point at the point of intersection of the northeastern right-of-way line of Nineteenth Street with the northwestern right-of-way line of Highland Avenue;

Thence leaving the northwestern right-of-way line of Highland Avenue and with the northeastern right-of-way line of Nineteenth Street, N 23 deg. 41 min. 23 sec. W, 144.91 feet to an existing 5/8-inch iron rod with cap (CCI) at the southeastern right-of-way line of a public alley;

Thence leaving the northeastern right-of-way line of Nineteenth Street and with the southeastern right-of-way line of said public alley, N 66 deg. 28 min. 25 sec. E, 200.08 feet to an existing "PK" nail, corner to Bailey;

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern line of Bailey, S 23 deg. 41 min. 38 sec. E 144.75 feet to an existing 3/8-inch iron rod at the northwestern right-of-way line of Highland Avenue;

Thence leaving the southwestern line of Bailey and with the northwestern right-of-way line of Highland Avenue, the following two (2) calls:

1.    S 66 deg. 22 min. 55 sec. W, 158.12 feet to an existing "chiseled point";

2.    S 66 deg. 36 min. 19 sec. W, 41.97 feet to the Point of BEGINNING.

Containing 28,992.01 square feet or 0.666 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

No. 5, Lot 32-R (Parcel D, Tract 1)

LOT 32-R, RAMSEY'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10121 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing "chiseled point" at the point of intersection of the southeastern right-of-way line of Grand Avenue with the northeastern right-of-way line of Sixteenth Street;

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 19

Thence leaving the northeastern right-of-way line of Sixteenth Street and with the southeastern right-of-way line of Grand Avenue, the following three (3) calls:

1. N 66 deg. 31 min. 12 sec. E, 169.40 feet to an existing 5/8-inch iron rod with cap (CCI);

2. N 66 deg. 24 min. 40 sec. E, 100.18 feet to an existing 5/8-inch iron rod with cap (CCI);

3. N 66 deg. 13 min. 46 sec. E, 300.37 feet to an existing "chiseled point" at the southwestern right-of-way of James Agee Street;

Thence leaving the southeastern right-of-way line of Grand Avenue and with the southwestern right-of-way line of James Agee Street, S 23 deg. 34 min. 25 sec. E, 66.00 feet to an existing iron rod, corner to Stansberry;

Thence leaving the southwestern right-of-way line of James Agee Street and along the common line with Stansberry, the following two (2) calls:

1. S 66 deg. 19 min. 56 sec. W, 50.00 feet to an existing 5/8-inch iron rod with cap;

2. S 23 deg. 34 min. 21 sec. E, 84.01 feet to an existing iron rod at the northwestern right-of-way line of a public alley;

Thence leaving the southwestern line of Stansberry and with the northwestern right-of-way line of said public alley, the following for (4) calls:

1.    S 66 deg. 15 min. 23 sec. W, 49.66 feet to an existing magnetic nail;

2.    S 66 deg. 15 min. 23 sec. W, 200.38 feet to an existing magnetic nail;

3.    S 66 deg. 25 min. 23 sec. W, 100.09 feet to an existing magnetic nail;

4. S 66 deg. 27 min. 34 sec. W, 169.86 feet to an existing "chiseled point" at the northeastern right-of-way line of Sixteenth Street;

Thence leaving the northwestern right-of-way line of said public alley and with the northeastern right-of-way line of Sixteenth Street, N 23 deg. 33 min. 36 sec. W, 149.96 feet to the Point of BEGINNING.

Containing 81,215.52 square feet or 1.864 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004

No. 6, Lot 44R (Parcel D, Tract II)

LOT 44-R, RAMSEY'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10102 of the 10th Ward of the City of Knoxville being more particularly described as follows:

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 20

BEGINNING on an existing chiseled point at the southeastern right-of-way line of Grand Avenue, said point being located at the point of intersection of the southeastern right-of-way line of Grand Avenue with the northeastern right-of-way line of S. Seventeenth Street;

Thence leaving the northeastern right-of-way line S. Seventeenth Street and with the southeastern right-of-way line of Grand Avenue, N 66 deg. 20 min. 59 sec. E,
240.74 feet to an existing 1/2-inch iron rod, corner to The Trust Co of Knoxville;

Thence leaving the southeastern right-of-way line of Grand Avenue and with the southwestern line of The Trust Co of Knoxville, S 23 deg. 35 min. 31 sec. E,
150.10 feet to an existing iron rod with cap (CCI) at the northwestern right-of-way line of a public alley;

Thence leaving the southwestern line of The Trust Co of Knoxville and with the northwestern right-of-way line of said public alley, the following three (3) calls:

1.    S 66 deg. 19 min. 33 sec. W, 165.18 feet to an existing iron rod with cap
      (CCI);

2.    S 66 deg. 30 min. 37 sec. W, 25.13 feet to an existing iron rod with cap
      (CCI);

3.    S 66 deg. 22 min 57 sec. W, 50.74 feet to an existing iron rod with cap
      (CCI) at the northeastern right-of-way line of S. Seventeenth Street;

Thence leaving the northwestern right-of-way line of said public alley and with the northeastern right-of-way line of S. Seventeenth Street, N 23 deg, 28 min. 23 sec. W, 150.07 feet to the Point of BEGINNING.

Containing 36,164.21 square feet or 0.830 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004

No. 7, Lot 56-R (Parcel D, Tract III)

LOT 56-R, RAMSEY'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10121 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing 1/2-inch iron rod with cap (1332) at the northeastern right-of-way line of Sixteenth Street, said iron rod being located N 24 deg. 02 min. 38 sec. W, 14.90 feet from the point of intersection of the southeastern right-of-way line of Forest Avenue with the northeastern right-of-way line of Sixteenth Street;

Thence with the northeastern right-of-way line of Sixteenth Street, N 24 deg. 02 min. 38 sec. W, 85.40 feet to an existing 1/2-inch iron rod with cap (1332), corner to Monday;

Thence leaving the northeastern right-of-way line of Sixteenth Street and with the southeastern line of Monday, N 65 deg. 57 min. 22 sec. E, 70.00 feet to an existing 1/2-inch iron rod with cap (1332), corner to Turnmile;

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 21

Thence leaving the southeastern line of Monday and with the southwestern line of Turnmile, the following three (3) calls:

1. S 24 deg. 02 min. 38 sec. E, 39.50 feet to an existing 1/2-inch iron rod with cap (1332);

2. S 24 deg. 02 min. 25 sec. E 26.78 feet to an existing 1/2-inch iron rod with cap (1332);

3.    S 24 deg. 02 min. 38 sec. E, 34.50 feet to an 1/2-inch iron rod with cap
      (1332) at the northwestern right of-way line of Forest Avenue;

Thence leaving the southwestern line of Turnmile and with the northwestern right-of-way line of Forest Avenue, S 66 deg. 20 min. 47 sec. W, 55.10 feet to an existing 1/2-inch iron rod with cap (1332);

Thence with a curve to the right, having a radius of 15.00 feet and a chord of N 68 deg. 50 min. 55 sec. W, 21.14 feet to the Point of BEGINNING.

Containing 6,990.09 square feet or 0.160 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

Number 8, Lot 28 (Parcel E)

LOT 28, COWAN'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10083 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing 5/8-inch iron rod with cap (Brady) at the northwestern right-of-way line of Forest Avenue, corner to Jones, said iron rod being located
200.97 feet, more or less, southwest of the point of intersection of the southwestern right-of-way line of Nineteenth Street with the northwestern right-of-way line of Forest Avenue;

Thence leaving the southwestern line of Jones and with the northwestern right-of-way line of Forest Avenue, S 66 deg. 15 min. 05 sec. W, 49.97 feet to an existing "punchmark," corner to Hatcher;

Thence leaving the northwestern right-of-way line of Forest Avenue and with the northeastern line of Hatcher, N 23 deg. 44 min. 59 sec. W, 132.98 feet to an existing 5/8-inch iron rod with cap (Brady) at the southeastern right-of-way line of a public alley;

Thence leaving the northeastern line of Hatcher and with the southeastern right-of-way line of said public alley, N 66 deg. 14 min. 34 sec. E, 49.96 feet to an existing 5/8-inch iron rod with cap (Brady), corner to Jones;

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern line of Jones, S 23 deg. 45 min. 08 sec. E, 132.99 feet to the Point of BEGINNING.

Containing 6,644.97 square feet or 0.153 acres, more or less.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 22

This description was prepared by Robert G. Lusby, Jr., RLS # !332, Cannon & Cannon, Inc. 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

Number 9, Lot 30-R (Parcel F)

LOT 30-R, COWAN'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10083 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing 1/2-inch iron rod with cap (CCI) at the northwestern right-of-way line of Forest Avenue, corner to Allen, said iron rod being located
49.95 feet, more or less, southwest of the point of intersection of the southwestern right-of-way line of Nineteenth Street with the northwestern right-of-way line of Forest Avenue;

Thence leaving the southwestern line of Allen and with the northwestern right-of-way line of Forest Avenue, the following two (2) calls:

S 66 deg. 16 min. 28 sec. W, 49.96 feet to an existing 1/2-inch iron rod;

S 66 deg. 11 min. 23 sec. W, 50.05 feet to an existing 1/2-inch iron rod, corner to Jones;

Thence leaving the northwestern right-of-way line of Forest Avenue and with the northeastern line of Jones, N 23 deg. 43 min. 30 sec. W, 133.03 feet to an existing 5/8-inch iron rod with cap (Baseline) at the southeastern right-of-way line of a public alley;

Thence leaving the northeastern line of Jones and with the southeastern right-of-way line of said public alley, the following two (2) calls:

N 66 deg. 16 min. 46 sec. E, 49.93 feet to an existing 5/8-inch iron rod with cap (1332);

N 66 deg. 14 min. 58 sec. E, 50.00 feet to an existing 1/2-inch iron rod with cap (1332), corner to Allen;

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern line of Allen, S 23 deg. 45 min. 30 sec. E, 132.98 feet to the Point of BEGINNING.

Containing 13,294.44 square feet or 0.305 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

Number 10, Lot 52 (Parcel G)

LOT 52, RAMSEY'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10102 of the 10th Ward of the City of Knoxville being more particularly described as follows:

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 23

BEGINNING on an existing 5/8-inch iron rod (1332) at the northwestern right-of-way line of Forest Avenue, corner to Powers, said iron rod being located 439.4 feet, more or less, northeast of the northeastern right-of-way line of S. Seventeenth Street;

Thence leaving the northwestern right-of-way line of Forest Avenue and with the northeastern line of Powers, N 23 deg. 20 min. 01 sec. W, 149.99 feet to an existing 5/8-inch iron rod with cap (1332) at the southeastern right-of-way line of a public alley;

Thence leaving the northeastern line of Powers and with the southeastern right-of-way line of said public alley, N 66 deg. 24 min. 33 sec. E, 50.07 feet to an existing 5/8-inch iron rod with cap (1332), comer to Wallace;

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern line of Wallace, S 23 deg. 28 min. 30 sec. E, 149.99 feet to an existing 5/8-inch iron rod with cap (1332) at the northwestern right-of-way line of Forest Avenue;

Thence leaving the southwestern line of Wallace and with the northwestern right-of-way line of Forest Avenue, S 66 deg. 24 min. 49 sec. W, 50.44 feet to the Point of BEGLNNING.

Containing 7,537.69 square feet or 0.173 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

No 11, Lot 48 (Parcel H)

LOT 48, RAMSEYS ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10102 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing 1/2-inch iron rod at the northwestern right-of-way line of Forest Avenue, corner to M.E.L. Enterprises, LLC, said iron rod being located
237.6 feet, more or less, northeast of the northeastern right-of-way line of S. Seventeenth Street;

Thence leaving the northwestern right-of-way line of Forest Avenue and with the northeastern line of M.E.L. Enterprises, LLC, N 23 deg. 50 min. 10 sec. W,
149.94 feet to an existing 5/8-inch iron rod at the southeastern right-of-way line of a public alley;

Thence leaving the northeastern line of M.E.L. Enterprises, LLC and with southeastern right-of-way line of said public alley, N 66 deg. 23 min. 20 sec. E, 52.00 feet to an existing 5/8-inch iron rod with cap (CCI), corner to Ford;

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern line of Ford, S 23 deg. 14 min. 24 sec. E, 149.97 feet to an existing 1/2-inch iron rod at the northwestern right-of-way line of Forest Avenue;

Thence leaving the southwestern line of Ford and with the northwestern right-of-way line of Forest Avenue, S 66 deg. 24 min. 49 sec. W, 50.44 feet to the Point of BEGINNING.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 24

Containing 7,680.56 square feet or 0.176 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

Number 12, Parcel 28 (Parcel I)

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10086 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on an existing "crimped" pipe at the southwestern right-of-way line of Worlds Fair Park Drive, corner to Jefferson Commons-Knoxville, LP, said pipe being located 48.62 feet, more or less, northwest of the point of intersection of the southwestern right-of-way line Eleventh Street with the southwestern right-of-way line of World Fair Park Drive;

Thence leaving the southwestern right-of-way line of Worlds Fair Park Drive and along the common line with Jefferson Commons-Knoxville, LP, the following five calls:

S 45 deg. 48 min. 26 sec. W, 63.31 feet to an existing magnetic nail in a stump;

N 55 deg. 47 min. 39 sec. W, 2.50 feet to an existing 1/2-inch iron rod with cap
(1332); S 43 deg. 42 min. 21 sec. W, 22.00 feet to an existing 1/2-inch iron rod with cap (1332); N 40 deg. 47 min. 39 sec. W, 30.00 feet to an existing 1/2-inch iron rod with cap (1332);

N 45 deg. 06 min. 17 sec. E, 74.56 feet to an existing 1-inch iron pipe at the southwestern right-of-way line of Worlds Fair Park Drive;

Thence leaving the northwestern line of Jefferson Commons-Knoxville, LP and with the southwestern right-of-way line of Worlds Fair Park Drive, S 60 deg. 25 min. 53 sec. E, 33.85 feet

Containing 2,526.96 square feet or 0.058 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

Number 13, Lot 41-R (Parcel J)

LOT 41-R, COWAN'S ADDITION TO THE CITY OF KNOXVILLE, TENNESSEE.

Situated in the Fourth (4th) Civil District of Knox County, Tennessee, within City Block 10103 of the 10th Ward of the City of Knoxville being more particularly described as follows:

BEGINNING on a set 5/8-inch iron rod with cap (1332) at the northeastern right-of-way line of Eighteenth Street, said iron rod being located 24.93 feet, more or less, northwest of the point of intersection of the northwestern right-of-way line of Forest Avenue with the northeastern right-of-way line of Eighteenth Street;

Thence with the northeastern right-of-way line of Eighteenth Street, N 24 deg. 07 min. 39 sec. W, 108.07 feet to an existing 5/8-inch iron rod with cap (1332) at the southeastern right-of-way line of a public alley;

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 25

Thence leaving the northeastern right-of-way line of Eighteenth Street and with the southeastern right-of-way line of said public alley, N 66 deg. 02 min. 21 sec. E, 50.00 feet to an existing 1/2-inch iron rod with cap (1332);

Thence leaving the southeastern right-of-way line of said public alley and with the southwestern line of M.E.L. Enterprises, S 24 deg. 07 min. 39 sec. E, 133.00 feet to an existing 1/2-inch iron rod at the northwestern right-of-way line of Forest Avenue;

Thence leaving the southwestern line of M.E.L. Enterprises and with the northwestern right-of-way line of Forest Avenue, S 66 deg. 02 min. 21 sec. W,
25.07 feet to an existing 5/8-inch iron rod with cap (1332);

Thence with a curve to the right, having a radius of 25.00 feet and a chord of N 69 deg. 02 min. 39 sec. W, 35.30 feet to the Point of BEGINNING.

Containing 6,516.75 square feet or 0.150 acres, more or less.

This description was prepared by Robert G. Lusby, Jr., RLS # 1332, Cannon & Cannon, Inc., 9724 Kingston Pike, Knoxville, Tennessee 37922 and is based on a survey by same dated June 14, 2004.

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 26

                                   EXHIBIT "B"

                            ON-SITE COMPUTER SYSTEMS


PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 27

                                   EXHIBIT "C"

                               MANAGER'S INSURANCE

Manager shall

      -     Carry the insurance listed below.

      - Furnish Certificates of Insurance and Endorsements to Owner evidencing required coverages prior to commencement of the Work and prior to the expiration of any then current policy.

Certificates of Insurance must:

      -     Be given on ACORD Form 27 certificate, modified as necessary.

      - Provide for at least 30 days prior written notice of cancellation, non-renewal, or material reduction in coverage to Owner.

Insurance policies must:

      -     Be written on an occurrence basis and not on a claims-made basis.

      - Be endorsed to waive any rights of subrogation against Owner and its respective partners, members, officers, directors, employees, agents, successors, and assigns.

      - Be written by an insurance company or companies with a current A. M. Best Company rating of A-/VIII or better and be admitted to do business in the State where the Project is located.

      - Owner and its respective partners, members, officers, directors, employees, agents, successors, and assigns will be named as "additional insureds," using ISO additional insured form CG 20 09 10 93, without modification on the General Liability and Auto Liability policies.

Required Insurance coverage:

1.    COMMERCIAL GENERAL LIABILITY: (1986 ISO Form or its replacement):
      Insurance must provide contractual liability coverage with the following minimum limits in regards to negligent acts of Manager:

            $1,000,000 General Aggregate
            $1,000,000 Products-Comp/OP Aggregate
            $1,000,000 Personal & Advertising Injury
            $1,000,000 Each Occurrence
            $   50,000 Fire Damage (any one fire)
            $1,000,000 Aggregate

2. UMBRELLA: In excess of and following form with the Commercial General Liability at the following minimum limits:

            $2,000,000 Each Occurrence
            $2,000,000 Aggregate

3. WORKERS' COMPENSATION: Workers' Compensation Insurance - State Statutory Limits.

4.    EMPLOYERS' LIABILITY: With the following minimum limits:

            $100,000 Each Accident
            $500,000 Disease-Policy Limit
            $100,000 Disease-Each Employee

5. AUTOMOBILE LIABILITY: Insurance for claims arising out of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon, or away from the Project with the following minimum limits:

            $1,000,000 Each Accident Single Limit Bodily Injury and Property
                       Damage Combined

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 28

                                   EXHIBIT "D"

                                OWNER'S INSURANCE

Owner shall

      -     Carry the insurance listed below.

      - Furnish Certificates of Insurance and Endorsements to Manager evidencing required coverages prior to commencement of the Work and prior to the expiration of any then current policy.

Certificates of Insurance must:

      -     Be given on ACORD Form 27 certificate, modified as necessary.

      - Provide for at least 30 days prior written notice of cancellation, non-renewal, or material reduction in coverage to Manager.

Insurance policies must:

      -     Be written on an occurrence basis and not on a claims-made basis.

      - Be endorsed to waive any rights of subrogation against Manager and its employees, partners, members, officers, directors, employees, agents, successors, and assigns.

      - Be written by an insurance company or companies with a current A. M. Best Company rating of A-/VIII or better and be admitted to do business in the State where the Project is located.

      - Manager and its respective partners, members, officers, directors, employees, agents, successors, and assigns will be named as "additional insureds," using ISO additional insured form CG 20 09 10 93, without modification on the General Liability Coverage.

Required Insurance coverage:

1. PROPERTY AND BOILER AND MACHINERY: Insurance must be provided at full replacement cost coverage with business interruption for a 12 month period.

2.    COMMERCIAL GENERAL LIABILITY: (1986 ISO Form or its replacement):
      Insurance must provide contractual liability coverage with the following minimum limits:

            $1,000,000 General Aggregate
            $1,000,000 Products-Comp/OP Aggregate
            $1,000,000 Personal & Advertising Injury
            $1,000,000 Each Occurrence
            $   50,000 Fire Damage (any one fire)
            $1,000,000 Aggregate

3. UMBRELLA: In excess of and following form with the Commercial General Liability at the following minimum limits:

            $5,000,000 Each Occurrence
            $5,000,000 AGGREGATE

PROPERTY MANAGEMENT AND LEASING AGREEMENT/KNOXVILLE APARTMENTS           Page 29